Exhibit 10.3

NATIONAL BEEF PACKING COMPANY, LLC

UNIT REDEMPTION AGREEMENT

(John Miller and Affiliates; Scott Smith Affiliate)

            This Unit Redemption Agreement (this “Agreement”) is made and entered into as of April 13, 2009 (the “Effective Date”), by and between NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (the “Company”), and each of the unit holders identified on Exhibit A hereto (each a “Member” and, collectively, the “Members”).

            WHEREAS, the Members and the Company have entered into the Liquidity Option Appraisal, Sale Process Stay Agreement dated February 2, 2009 as amended by the First Amendment dated as of March 17, 2009 and the Second Amendment dated as of March 31, 2009 (collectively as amended the “Stay”), pursuant to which the parties have agreed to temporarily stay the Appraisal and Unit Sale Process (as defined in the Stay) so that the parties could negotiate, execute and close on this Agreement.

            WHEREAS, the Company has agreed to redeem from the Members, and the Members each agree to sell to the Company, all of their Units in the Company, which Units are of the class and in the quantity as set forth opposite each Member’s name on Exhibit A (the “Units”), on the terms and conditions set forth in this Agreement (the “Redemption”).

            WHEREAS, the Company has concurrently agreed to redeem 25% of the Units in the Company held by Timothy M. Klein, TKK Investments, LLC, and TMKCo, LLC (the “Klein Units”).

            NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

            1.         Redemption of Units.  The Company hereby agrees to redeem and accept from each Member, and each Member hereby agrees to sell, assign and transfer to the Company, all right, title and interest in and to the Units and the Stay shall be extended and continued until the Closing Date as defined below, subject to the Company obtaining adequate financing to pay the Members for the Units and to pay for the Klein Units.  Upon redemption of the Units, which are all of the Units held by Member in the Company, Member will no longer be a Member of the Company.

            2.         Redemption Price.  As full consideration for the Redemption of the Units, the Company shall pay to each Member the amount set forth opposite the Member’s name on Exhibit B (the “Redemption Price”), in accordance the schedule set forth on Exhibit B.

            3.         Closing.  The closing of the Redemption will take place on or before April 30, 2009 (the “Closing Date”); provided, however, if the closing does not take place by the Closing Date, then the parties agree that this Agreement and the Stay shall terminate and the Members shall be entitled to resume the Appraisal and Unit Sale Process.

            4.         Representations and Warranties of the Members.  Each Member hereby represents and warrants to the Company as of the Effective Date and the Closing Date that:

(a)  The Member’s Units are owned both of record and beneficially by the Member, free and clear of any lien, claim, security interest or encumbrance whatsoever.

(b)  The Member has the full power and legal right and authority to execute, deliver and perform this Agreement.

(c)  This Agreement constitutes a valid and legally binding obligation of the Member, enforceable in accordance with its terms.

(d)  The Redemption will vest in the Company good, marketable, legal and equitable title in and to the Units.

(e)  After the Redemption the Member will own no other Units in the Company, however, the Member will have the continuing right to receive the allocation of profits and losses and corresponding distributions, related to the Units calculated through the fiscal quarter and prorated on a daily basis through the Closing Date, which shall include the distributions for tax purposes.

            These representations and warranties of each Member will survive the Redemption.

5.         Waiver and Release. Upon payment in full of the Member’s Redemption Price to the Member as provided in Exhibit B, the Member hereby waives and forever releases any and all rights the Member may have under the Company’s Limited Liability Agreement (“LLC Agreement”) to obtain an appraisal or other valuation of the Units (the Units are those subject to Redemption under Exhibit A), including the appraisal and sale rights pursuant to Sections 12.5.1 through 12.5.9 of the LLC Agreement.

            6.         Severability.  To the extent that any provision of this Agreement is determined to be invalid or unenforceable, the invalid or unenforceable portion of the provision will be deleted from this Agreement, and the validity and enforceability of the remainder of the provision and of this Agreement will be unaffected.

            7.         Headings and Captions.  The headings and captions in the sections, paragraphs and clauses of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

8.         Benefit and Burden; No Assignment.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors’ interest and shall not be assigned to any other person or entity.

            9.         Miscellaneous.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties.  This Agreement sets forth all agreements and representations of the parties with respect to the subject matter of this Agreement, and any and all prior agreements with respect to such subject matter are hereby revoked in favor of this Agreement.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to choice of law provisions.

10.        Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which will constitute one and the same document.

[Signature Page Follows]

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            IN WITNESS WHEREOF, the parties have executed this Unit Redemption Agreement as of the date first above written.

NATIONAL BEEF PACKING COMPANY, LLC

By: /s/ Steven D. Hunt
Print Name: Steven D. Hunt
Title: Chairman

THE MEMBERS:

/s/ John R. Miller
John R. Miller

FRENCH BASIN LAND & CATTLE CO., LLC

By: /s/ John R. Miller
Print Name: John R. Miller
Title:

S-B ENTERPRISES V, LLC

Signature: /s/ Scott H. Smith
Print Name: Scott H. Smith
Title: Manager

Agreed To By:

U.S. Premium Beef, LLC /s/ Steven D. Hunt By Steven D. Hunt Its CEO NBPCO HOLDINGS, LLC /s/ Eldon Roth By Eldon Roth Its President Timothy M. Klein /s/ Timothy M. Klein Timothy M. Klein	TKK Investments, LLC /s/ Timothy M. Klein By Timothy M. Klein Its TMKCo, LLC /s/ Timothy M. Klein By Timothy M. Klein Its

Exhibit A

Members; Units Subject to Redemption

Member	Units Subject to Redemption
	Class A	Class B-1	Class B-2	Class C
John R. Miller	6,057,143		609,524	609,524
French Basin Land & Cattle Co., LLC		2,247,619
S-B Enterprises V, LLC	1,514,286	714,286

A-1

Exhibit B

Redemption Price

Member	Redemption Price
John R. Miller	$24,233,999.83
French Basin Land & Cattle Co., LLC	$67,027,137.20
S-B Enterprises V, LLC	$22,815,291.96

B-1